                                                      Registration No. 333-44549

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO

                                    FORM S-3

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              TRAVELERS GROUP INC.
             (Exact name of registrant as specified in its charter)

         DELAWARE                                             52-1568099
(State or other jurisdiction                       (IRS Employer Identification
    of incorporation or                                          No.)
       organization)

                              388 GREENWICH STREET
                               NEW YORK, NY 10013
                                 (212) 816-8000

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                               STEPHANIE B. MUDICK
                             DEPUTY GENERAL COUNSEL
                              TRAVELERS GROUP INC.
                              388 GREENWICH STREET
                               NEW YORK, NY 10013
                                 (212) 816-8000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

From time to time on or after the effective date of this Registration Statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than the securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /X/

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /




THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                     Subject to Completion Dated January 28, 1998

PROSPECTUS

                                36,222,672 SHARES

                              TRAVELERS GROUP INC.

                                  COMMON STOCK
                           (PAR VALUE $.01 PER SHARE)

        This Prospectus may be used by Berkshire Hathaway Inc. ("Berkshire") in connection with any exchanges of its 1.00% Senior Exchangeable Notes Due December 2, 2001 (the "Notes") for up to 14,958,165 shares of Common Stock, par value $.01 per share (the "Common Stock") of Travelers Group Inc. (the "Company") in accordance with the terms of the Notes. The Common Stock deliverable by Berkshire upon exchange of the Notes may include shares of Common Stock currently owned by Berkshire or its affiliates and/or shares of Common Stock hereafter acquired by Berkshire or its affiliates upon conversion of shares of the Company's Cumulative Convertible Preferred Stock, Series I (the "Series I Preferred Stock"), through open market purchases, or in privately negotiated transactions. See "Ownership of Company Securities by Berkshire." The Company has not received any of the net proceeds from the sale of the Notes and will not receive any of the net proceeds from the delivery of the Common Stock covered hereby upon any exchanges of Notes.

        This Prospectus may also be used by certain Berkshire subsidiaries who are stockholders of the Company (the "Selling Stockholders") in connection with the offering and sale from time to time of up to 36,222,672 shares of Common Stock (as such number may be reduced to the extent any shares of Common Stock are delivered in exchange of the Notes). The Common Stock was issued to the Selling Stockholders in connection with the Company's acquisition of Salomon Inc through a merger effected on November 28, 1997. See "Selling Stockholders." The Company will not receive any proceeds from the sale of the Common Stock offered by the Selling Stockholders.

        The Selling Stockholders directly, or through agents, dealers or underwriters designated from time to time, may sell the Common Stock offered hereby from time to time on terms to be determined at the time of sale. The aggregate proceeds to the Selling Stockholders from the sale of the Common Stock offered hereby will be the purchase price thereof less the aggregate agents' commissions and underwriters' discounts, if any, and other expenses of the offer and sale not borne by the Company. See "Plan of Distribution."

        The Selling Stockholders and any dealers, agents or underwriters that participate with any Selling Stockholder in the offer and sale of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commission received by them and any profit from the resale of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

        The Common Stock is traded on the New York Stock Exchange (the "NYSE") and the Pacific Stock Exchange ("PSE") under the symbol "TRV." On January 27, 1998, the closing sale price of the Common Stock on the NYSE was 49 3/8ths per share.


        THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this Prospectus is January _______,1998.

                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at: Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Seven World
Trade Center, New York, New York 10048. Copies of such material can be obtained upon written request addressed to the Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a site on the World Wide Web, the address of which is http://www.sec.gov, that contains reports, proxy and information statements and other information regarding issuers, such as the Company, that file electronically with the Commission. The Company's Common Stock is listed on the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005, and The Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104, and 233 South Beaudry Avenue, Los Angeles, California 90012, and such reports, proxy statements and other information can also be inspected at those offices.

        The Company has filed with the Commission a registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Company Registration Statement") under the Securities Act, relating to the Common Stock offered hereby. This Prospectus does not contain all the information set forth in the Company Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is hereby made to the Company Registration Statement and to the exhibits thereto. Statements contained herein concerning the provisions of certain documents are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Company Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


        The following documents, filed by the Company with the Commission pursuant to Section 13 of the Exchange Act, are incorporated herein by reference: (i) the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A dated June 26, 1997 and Form 10-K/A-2 dated October 24, 1997; (ii) the Quarterly Reports on Form 10-Q for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997;
(iii) the Current Reports on Form 8-K dated January 19, 1996, as amended, April 2, 1996, as amended, June 7, 1996, June 11, 1997, July 8, 1997,
September 3, 1997, September 24, 1997, as amended, October 3, 1997, October 13, 1997, November 28, 1997, January 6, 1998 and January 26, 1998, and (iv)
the description of the Company's Common Stock set forth in the Company's Registration Statement on Form 8-B dated May 10, 1988, including any amendments or reports filed for the purpose of updating such description.

        All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Common Stock pursuant to this Prospectus shall be deemed to be incorporated by reference in this Prospectus.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Prospectus except as so modified or superseded.

        THE COMPANY WILL PROVIDE WITHOUT CHARGE TO EACH PERSON, INCLUDING ANY BENEFICIAL OWNER, TO WHOM A COPY OF THIS PROSPECTUS IS DELIVERED, ON THE WRITTEN OR ORAL REQUEST OF ANY SUCH PERSON, A COPY OF ANY OR ALL OF THE DOCUMENTS INCORPORATED HEREIN BY SUCH REFERENCE, EXCEPT THE EXHIBITS TO SUCH DOCUMENTS (UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE IN SUCH DOCUMENTS). WRITTEN REQUESTS SHOULD BE DIRECTED TO CORPORATE COMMUNICATIONS
AND INVESTOR RELATIONS, TRAVELERS GROUP INC., 388 GREENWICH ST., NEW YORK,
NEW YORK 10013; TELEPHONE (212) 816-8000.

                              ---------------------

                                   THE COMPANY

        The Company is a diversified financial services holding company engaged, through its subsidiaries, principally in four business segments: Investment Services, including Asset Management, Consumer Finance Services, Property & Casualty Insurance Services and Life Insurance Services.

        The Company's Investment Services segment consists primarily of investment banking, securities and commodities trading, brokerage, asset management, and other financial services provided primarily through Salomon Smith Barney Holdings Inc. and its subsidiaries. The Company's Consumer Finance Services segment includes consumer lending services conducted primarily under the name "Commercial Credit" and credit-related insurance and credit card services. The Company's Property & Casualty Insurance Services segment includes the operations of Travelers Property Casualty Corp., an 83.4%-owned subsidiary of the Company, and its subsidiary and affiliated property-casualty insurance companies, which provide a wide range of commercial and personal property and casualty insurance products and services to businesses, government units, associations and individuals. The Company's Life Insurance Services segment includes individual life insurance, annuities and pension programs offered primarily through The Travelers Insurance Company, The Travelers Life and Annuity Company and Primerica Life Insurance Company.

        In addition to its four business segments, the Company's Corporate and Other segment consists of unallocated expenses and earnings primarily related to interest, corporate administration, and certain corporate investments.

        The principal offices of the Company are located at 388 Greenwich Street, New York, New York 10013 and its telephone number is (212) 816-8000.

                  OWNERSHIP OF COMPANY SECURITIES BY BERKSHIRE

        As of January 20, 1998, Berkshire beneficially owned 36,222,672 shares of Common Stock, representing approximately 3.1% of the outstanding voting power of the Company, based on the number of shares of Common Stock and the Series I Preferred Stock beneficially owned by Berkshire as of that date, and assuming full conversion of the Series I Preferred Stock and no disposition of Common Stock by Berkshire. Such beneficial ownership consists of (i) 23,733,198 shares of Common Stock held by subsidiaries of Berkshire and (ii) 280,000 shares of Series I Preferred Stock held by subsidiaries of Berkshire, which shares are convertible in accordance with the terms of the Notes into 12,489,474 shares of Common Stock at the current conversion rate.

        On November 28, 1997, Salomon Inc ("Salomon") merged with a subsidiary of the Company (the "Merger") and changed its name to Salomon Smith Barney Holdings Inc. In connection with the Merger, common stock of Salomon was exchanged for shares of common stock of the Company, the shares of Salomon Series A Cumulative Convertible preferred stock were exchanged for shares of Series I Preferred Stock of the Company, and Salomon became a wholly owned subsidiary of the Company. In connection with the Merger and the related Voting Agreement entered into between Berkshire and the Company, dated as of September 24, 1997 (the "Voting Agreement"), the Company agreed to use its best efforts to cause a registration statement to be effective under the Securities Act (i) during each Exchange Period (as defined in the Underwriting Agreement dated as of November 26, 1996, among Berkshire, Salomon and the representative of the several underwriters) in order to permit a Company prospectus to be usable by Berkshire in connection with any exchange of Notes and (ii) with respect to any shares of Common Stock or preferred stock received in the Merger by those Salomon affiliates (within the meaning of Rule 145 under the Securities Act) who would be limited in their ability to resell such shares due to the volume limitations of paragraph (e) of Rule 144 under the Securities Act.

        One-half of the remaining 280,000 shares of Series I Preferred Stock are to be redeemed annually on each October 31 of 1998 and 1999 at $1,000 per share plus any accrued but unpaid dividends if the shares called for redemption are not previously converted. No cash dividends may be paid on the Common Stock, nor may the Company repurchase any of its Common Stock, if dividends or required redemptions of the Series I Preferred Stock are in arrears.

        Assuming that on January 30, 1998 Berkshire were to deliver the maximum number of shares of Common Stock deliverable upon exchange of the Notes at the current exchange rate applicable thereto, Berkshire would beneficially own 21,264,507 shares of Common Stock, representing approximately 1.9% of the outstanding voting power of the Company, based on the number of shares of Common Stock and the Series I Preferred beneficially owned by Berkshire as of January 20, 1998, and assuming full conversion of such Series I Preferred Stock and no disposition of Common Stock by Berkshire other than upon exchange of the Notes.

                              SELLING STOCKHOLDERS

        In addition to using this Prospectus upon any exchanges of Notes, the Selling Stockholders who may use this prospectus for the sale of their shares of Common Stock from time to time. The number of shares of Common Stock owned by each of them as of the date hereof, is set forth below.


    NAME OF SELLING STOCKHOLDER                NO. OF SHARES OF COMMON STOCK
                                               BENEFICIALLY OWNED (1)
    ---------------------------                -----------------------------

         Columbia Insurance
         Company                                       3,568,418

         Cornhusker Casualty
         Insurance Company                               321,156

         Cypress Insurance
         Company                                         356,840

         National Fire & Marine
         Insurance Company                             2,141,050

         National Indemnity
         Company                                      25,553,111

         National Liability & Fire Insurance
         Company                                         463,894

         Oak River Insurance
         Company                                         249,789

         Wesco Financial
         Corporation                                   1,784,207

         Wesco-Financial
         Insurance Company                             1,784,207

                                                      ----------
                      Total                           36,222,672
                                                      ----------
                                                      ----------

___________
(1) Includes shares of Common Stock issuable upon conversion of shares of Series I Preferred Stock owned by such stockholder.

        In connection with the Merger, Berkshire agreed with the Company that neither it nor any of the Selling Stockholders would dispose of any Company securities until after a certain period of time following the Merger. That period expired January 26, 1998.


                              PLAN OF DISTRIBUTION

        A portion of the Common Stock covered hereby may be deliverable upon exchange of the Notes in accordance with the terms of the Notes and may include shares of Common Stock currently owned by Berkshire or its affiliates and/or shares of Common Stock hereafter acquired by Berkshire or its affiliates upon conversion of shares of Series I Preferred Stock, through open market purchases, or in privately negotiated transactions.

        Berkshire may be entitled to indemnification by the Company, and may indemnify the Company, against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that it may be required to make with respect thereto. Subsidiaries of the Company, in the ordinary course of their business, may engage in transactions with and perform services for Berkshire and its affiliates.

        The Selling Stockholders may sell any Common Stock being offered hereby by them directly to other purchasers, or to or through underwriters, dealers or agents. To the extent required, a Prospectus Supplement with respect to the Common Stock will set forth the terms of the offering of the Common Stock, including the name(s) of any underwriters, dealers or agents, the name(s) of the particular Selling Stockholders, the number of shares of Common Stock to be sold, the price of the offered Common Stock, any underwriting discounts or other items constituting underwriters' coompensation any discounts or concessions allowed or reallowed or paid to dealers.

        The Common Stock offered hereby may be sold from time to time directly by the Selling Stockholders or, alternatively, through underwriting syndicates represented by one or more managing underwriters or through one or more underwriters, broker-dealers or agents, on a firm commitment or best efforts basis. Such Common Stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions)
(i) on any national Securities exchange or quotation service on which the Common Stock may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market or (iv) through the writing of options. In connection with sales of the Common Stock offered hereby or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of such Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell the Common Stock offered hereby short and deliver such Common Stock to close out such short positions, or loan or pledge such Common Stock to broker-dealers that in turn may sell such securities. Shares of Common Stock offered hereby also may be sold pursuant to Rule 144 under the Securities Act.

        Any Selling Stockholders and any such underwriters, brokers, dealers or agents, upon effecting the sale of the Common Stock, may be deemed "underwriters" as that term is defined by the Securities Act.

        The managing underwriter(s) or underwriter(s) with respect to a particular underwritten offering of Common Stock, if any, will be named in a Prospectus Supplement relating to such offering, and may include Salomon Smith Barney, which is affiliated with the Company. Accordingly, any offering of the Common Stock in which Salomon Smith Barney participates will be made pursuant to the provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. The principal terms and conditions of any such underwriting, including the purchase price of the Common Stock and the proceeds to the Selling Stockholders from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers, will also be set forth in the Prospectus Supplement.

        If a dealer is used in the sale of any Common Stock in respect of which this Prospectus is delivered, the Selling Stockholders may sell such Common Stock to the dealer, as principal. The dealer may then resell such Common Stock to the public at varying prices to be determined by such dealer at the time of resale. To the extent required, the name of the dealer and the terms of the transaction will be set forth in a Prospectus Supplement relating thereto.

        In connection with the sale of the Common Stock offered hereby, underwriters or agents may receive compensation from the Company, the Selling Stockholders or from purchasers of such Common Stock for whom they may act as agents in the form of discounts, concessions or commission. Underwriters, agents and dealers participating in the distribution of the Common Stock may be deemed to be underwriters, and any such compensation received by them and any profit on the resale of Common Stock by them may be deemed to be underwriting discounts or commissions under the Securities Act. Underwriters, dealers or agents and their associates may be customers of, engage in transactions with and perform services for, the Company and its subsidiaries in the ordinary course of business.

                                     EXPERTS

        The consolidated financial statements and schedules of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, incorporated by reference or included in the Company's Annual Report on Form 10-K for the year ended December 31, 1996, have been incorporated by reference herein, in reliance upon the reports (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.

        The supplemental consolidated financial statements and schedule of the Company as of December 31, 1996 and 1995, and for each of the years in the three-year period ended December 31, 1996, included in the Company's Current Report on Form 8-K dated November 28, 1997, have been audited by KPMG Peat Marwick LLP, independent certified public accountants as set forth in their report thereon, included therein and incorporated herein by reference, which report states that KPMG Peat Marwick LLP did not audit the Salomon Financials (as defined below) and that their opinion with respect to any amounts derived from the Salomon Financials is based on the report of Arthur Andersen LLP. Such financial statements referred to above are incorporated by reference herein in reliance upon such reports given the authority of said firms as experts in accounting and auditing.

        The combined financial statements as of and for the year ended December 31, 1995 and 1994 of The Aetna Casualty and Surety Company and The Standard Fire Insurance Company and their subsidiaries included in the Company's Current Report on Form 8-K dated April 2, 1996, as amended, have been incorporated by reference herein, in reliance upon the report (also incorporated by reference herein) of KPMG Peat Marwick LLP, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing.


         The consolidated financial statements of Salomon and its subsidiaries included in Salomon's Annual Report on Form 10-K as of December 31, 1996 and 1995 and for each of the years in the three-year period ended December 31, 1996 (the "Salomon Financials"), filed in a Current Report on Form 8-K of the Company dated September 24, 1997, as amended, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are included therein and incorporated byreference herein in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

                                   LEGAL MATTERS

        Certain legal matters will be passed upon for the Company by Stephanie
B. Mudick, Deputy General Counsel of the Company. Ms. Mudick beneficially owns, or has rights to acquire under the Company's employee benefit plans, an aggregate of less than 1% of the Company's Common Stock.


====================================================   =====================================================


       No dealer,  salesman or any other person has                   TRAVELERS GROUP INC.
been  authorized to give any information or to make
any representations,  other than those contained in
this Prospectus,  or the documents  incorporated by
reference  herein,  in connection with the offering
contained  in this  Prospectus,  and,  if  given or
made, such information or representations  must not
be relied  upon as having  been  authorized  by the
Company.  This  Prospectus  shall not constitute an                        COMMON STOCK
offer to sell,  or a  solicitation  in such  state.                 (PAR VALUE $.01 PER SHARE)
The  delivery  of this  Prospectus  does not  imply
that the  information  herein is  correct as of any
time subsequent to the date hereof.



                 ---------------


                TABLE OF CONTENTS

                                            PAGE

Available Information .....................2
Incorporation of Certain Documents by
  Reference ...............................2
The Company................................3
Ownership of Company Securities by
  Berkshire................................4
Selling Stockholders.......................5
Plan of Distribution.......................5
Experts....................................6
Legal Matters..............................6                               PROSPECTUS
                                                                      DATED _________, 1998

====================================================   =====================================================

                       PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

       SEC registration fee....................................   $499,895
       Printing................................................     20,000
       Fees of Independent Certified Public Accountants........     10,000
       Miscellaneous expenses..................................      5,105
                                                                  --------

           Total expenses......................................   $535,000
                                                                  ========

Except for the SEC registration fee, all of the foregoing are estimates.

ITEM 15.       INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Subsection (a) of Section 145 of the General Corporation Law of the State of Delaware (the "DGCL") empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

        Subsection (b) of Section 145 of the DGCL empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; that indemnification provided for by Section 145 shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of such person's heirs, executors and administrators; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liabilities under Section 145. Section 3 of Article V of the Company's By-laws provides that the Company shall indemnify its directors and officers to the fullest extent permitted by the DGCL.

        The Company also provides liability insurance for its directors and officers which provides for coverage against loss from claims made against directors and officers in their capacity as such, including, subject to certain exceptions, liabilities under the federal securities laws. In certain employment agreements, the Company or its subsidiaries have also agreed to indemnify certain officers against loss from claims made against such officers in connection with the performance of their duties under their employment agreements. Such indemnification is generally to the same extent as provided in the Company's By-laws.

        Section 102(b)(7) of the DGCL provides that a certificate of incorporation may contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Article TENTH of the Company's Certificate of Incorporation limits the liability of directors to the fullest extent permitted by Section 102(b)(7).

ITEM 17.       UNDERTAKINGS.

       The undersigned registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registrant statement:

                     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial BONA FIDE offering thereof.

               Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, thereof, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

ITEM 16.       EXHIBITS AND FINANCIAL STATEMENTS


4.01 Restated Certificate of Incorporation of Travelers Group Inc., Certificate of Amendment to the Restated Certificate of Incorporation, filed April 26, 1995, Certificate of Amendment to the Restated Certificate of Incorporation, filed April 24, 1996, Certificate of Amendment to the Restated Certificate of Incorporation, filed April 23, 1997, Certificate of Designation of 6.365% Cumulative Preferred Stock, Series F, Certificate of Designation of 6.213% Cumulative Preferred Stock , Series G, Certificate of Designation 6.231% Cumulative Preferred Stock, Series H, Certificate of Designation of Series I Cumulative Convertible Preferred Stock, Certificate of Designation of 8.08% Cumulative Preferred Stock, Series J, Certificate of Designation of 8.40% Cumulative Preferred Stock, Series K, Certificate of Designation of 9.50% Cumulative Preferred Stock, Series L, Certificate of Designation of 5.864% Cumulative Preferred Stock, Series M, and Certificate of Designation of Cumulative Adjustable Rate Preferred Stock, Series Y (incorporated by reference to
               Exhibit 99.01 to the Form 8-A/A of Salomon Smith Barney Holdings Inc. and SI Financing Trust I (File No. 1-04346).*

4.02 By-Laws of Travelers Group Inc., as amended through April 23, 1997 (incorporated by reference to Exhibit 3.02 to Travelers Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-9924)).*

5.01 Opinion of Counsel as to legality of securities being registered.*

23.01          Consent of KPMG Peat Marwick LLP, Independent Certified Public
               Accountants.

23.02          Consent of KPMG Peat Marwick LLP, Independent Certified Public
               Accountants.

23.03          Consent of Arthur Andersen L.L.P., Independent Certified Public
               Accountants.

23.04          Consent of Counsel (included in Exhibit 5.01).*

24.01          Powers of Attorney*

99.01 Voting Agreement, dated as of September 24, 1997, between Travelers Group Inc. and Berkshire Hathaway Inc. (incorporated by reference to Exhibit 10.1 to Travelers Group Inc.'s Registration Statement on Form S-4 (File No. 333-38647)).*


_____________
*   Previously filed.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, as amended, Travelers Group Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement or an amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, this 28th day of January, 1998.

                                    TRAVELERS GROUP INC.

                                    By: /s/ James Dimon
                                       -----------------
                                            James Dimon
                                            President

        Pursuant to the requirements of the Securities Act of 1933, this registration statement or amendment thereto has been signed by the following persons in the capacities indicated on this 28th day of January, 1998.


                SIGNATURE                           TITLE

         /s/ Sanford I. Weill
 ........................................            Chairman of the Board,
             Sanford I. Weill                       Chief Executive Officer
                                                    (Principal Executive
                                                     Officer) and Director
         /s/ Heidi G. Miller
 ........................................            Senior Vice President and
             Heidi G. Miller                        Chief Financial Officer
                                                    (Principal Financial
                                                    Officer)
         /s/ Irwin Ettinger
 ........................................            Executive Vice President and
             Irwin Ettinger                         Chief Accounting Officer
                                                    (Principal Accounting
                                                    Officer)

                    *
 ........................................            Director
          C. Michael Armstrong


                    *
 ........................................            Director
              Judith Arron

                SIGNATURE                           TITLE


                    *                               Director
 ........................................
           Kenneth J. Bialkin

                    *
 ........................................            Director
             Edward H. Budd

                    *
 ........................................            Director
         Joseph A. Califano, Jr.

                    *
 ........................................            Director
           Douglas D. Danforth


             /s/ James Dimon
 ........................................            Director
               James Dimon

                    *
 ........................................            Director
           Leslie B. Disharoon

                    *
 ........................................            Director
             Gerald R. Ford

                    *
 ........................................            Director
              Thomas Jones

                    *
 ........................................            Director
              Ann D. Jordan

                    *
 ........................................               Director
             Robert I. Lipp

                    *
 ........................................               Director
              Michael Masin


 ........................................               Director
            Deryck C. Maughan

                    *
 ........................................               Director
             Dudley C. Mecum

                    *
 ........................................               Director
           Andrall E. Pearson

                    *
 ........................................               Director
             Frank J. Tasco

                    *
 ........................................               Director
            Linda J. Wachner

                    *
 ........................................               Director
          Joseph R. Wright, Jr.


 ........................................               Director
              Arthur Zankel

*By:
              /s/ James Dimon
 ........................................
            James Dimon
         Attorney-in-fact

                                 EXHIBIT INDEX


4.01 Restated Certificate of Incorporation of Travelers Group Inc., Certificate of Amendment to the Restated Certificate of Incorporation, filed April 26, 1995, Certificate of Amendment to the Restated Certificate of Incorporation, filed April 24, 1996, Certificate of Amendment to the Restated Certificate of Incorporation, filed April 23, 1997, Certificate of Designation of 6.365% Cumulative Preferred Stock, Series F, Certificate of Designation of 6.213% Cumulative Preferred Stock , Series G, Certificate of Designation 6.231% Cumulative Preferred Stock, Series H, Certificate of Designation of Series I Cumulative Convertible Preferred Stock, Certificate of Designation of 8.08% Cumulative Preferred Stock, Series J, Certificate of Designation of 8.40% Cumulative Preferred Stock, Series K, Certificate of Designation of 9.50% Cumulative Preferred Stock, Series L, Certificate of Designation of 5.864% Cumulative Preferred Stock, Series M, and Certificate of Designation of Cumulative Adjustable Rate Preferred Stock, Series Y (incorporated by reference to
               Exhibit 99.01 to the Form 8-A/A of Salomon Smith Barney Holdings Inc. and SI Financing Trust I (File No. 1-04346).*

4.02 By-Laws of Travelers Group Inc., as amended through April 23, 1997 (incorporated by reference to Exhibit 3.02 to Travelers Group Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 1997 (File No. 1-9924)).*

5.01 Opinion of Counsel as to legality of securities being registered.*

23.01          Consent of KPMG Peat Marwick LLP, Independent Certified Public
               Accountants.

23.02          Consent of KPMG Peat Marwick LLP, Independent Certified Public
               Accountants.

23.03          Consent of Arthur Andersen L.L.P., Independent Certified Public
               Accountants.

23.04          Consent of Counsel (included in Exhibit 5.01).*

24.01          Powers of Attorney*

99.01 Voting Agreement, dated as of September 24, 1997, between Travelers Group Inc. and Berkshire Hathaway Inc. (incorporated by reference to Exhibit 10.1 to Travelers Group Inc.'s Registration Statement on Form S-4 (File No. 333-38647)).*

-------------------
Previously Filed.